                                                                     Exhibit 4.2

                            AVIATION SALES COMPANY,

                                    Issuer,

                    THE SUBSIDIARY GUARANTORS NAMED HEREIN

                                      and

                                 SUNTRUST BANK
       (FORMERLY, SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION),

                                    Trustee

                            SUPPLEMENTAL INDENTURE

                           Dated as of [_______,] 2001


                              Up to $250,000,000

                   8-1/8% SENIOR SUBORDINATED NOTES DUE 2008


Supplementing the Indenture dated as of February 17, 1998 among AVIATION SALES COMPANY and AVIATION SALES DISTRIBUTION SERVICES COMPANY f/k/a AVIATION SALES OPERATING COMPANY, AVIATION SALES LEASING COMPANY, AVIATION SALES FINANCE COMPANY, AVS/M-1, INC. f/k/a AVIATION SALES MANUFACTURING COMPANY, AVS/M-2, INC. f/k/a AVS/KRATZ-WILDE MACHINE COMPANY, AEROCELL STRUCTURES, INC., AVS/M-3, INC. f/k/a APEX MANUFACTURING, INC., AVIATION SALES MAINTENANCE, REPAIR & OVERHAUL COMPANY, AVIATION SALES PROPERTY MANAGEMENT COMPANY, TIMCO ENGINE CENTER, INC., WHITEHALL CORPORATION, TRIAD INTERNATIONAL MAINTENANCE CORPORATION, AVS/CAI, INC. f/k/a CARIBE AVIATION, INC., AIRCRAFT INTERIOR DESIGN, INC., AERO HUSHKIT CORPORATION, HYDOSCIENCE, INC., TIMCO ENGINEERED SYSTEMS, INC., AVSRE, L.P., and AVIATION SALES SPS I, INC., as Guarantors, and SunTrust Bank (formerly, SunTrust Bank, Central Florida, National Association), as Trustee, as such Indenture was supplemented before the date hereof.

     THIS SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of
                                        ----------------------
[__________], 2001, among Aviation Sales Company, a Delaware corporation (the "Company"), Aviation Sales Distribution Services Company f/k/a/Aviation Sales
 -------
Operating Company, Aviation Sales Leasing Company, Aviation Sales Finance Company, AVS/M-1, Inc. f/k/a Aviation Sales Manufacturing Company, AVS/M-2, Inc. f/k/a/ AVS/Kratz Wilde Machine Company, Aerocell Structures, Inc., AVS/M-3, Inc. f/k/a Apex Manufacturing, Inc., Aviation Sales Maintenance, Repair & Overhaul Company, Aviation Sales Property Management Company, TIMCO Engine Center, Inc., Whitehall Corporation, Triad International Maintenance Corporation, AVS/CAI, Inc. f/k/a Caribe Aviation, Inc., Aircraft Interior Design, Inc., Aero Hushkit Corporation, Hydoscience, Inc., TIMCO Engineered Systems, Inc., AVSRE, L.P., and Aviation Sales SPS I, Inc. (collectively, the "Subsidiary Guarantors") and
                                               ---------------------
SunTrust Bank (formerly, SunTrust Bank, Central Florida, National Association), a Georgia banking corporation, as Trustee (the "Trustee"), under the Indenture
                                                -------
dated as of February 17, 1998, among the Company, certain of the Subsidiary Guarantors and the Trustee, as such Indenture was supplemented by Supplemental Indentures dated as of March 6, 1998, August 3, 1998, September 11, 1998, March 10, 1999, November 22, 1999, and June 5, 1998 (as supplemented before the date hereof, the "Indenture"). Capitalized terms used herein and not otherwise
             ---------
defined herein shall have the respective meanings assigned to them in the Indenture.

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, the Company has issued its 8-1/8% Senior Subordinated Notes due 2008 (the "Notes") pursuant to the Indenture;
           -----

     WHEREAS, the Company has made an offer to Holders of the Notes (the "Exchange Offer") to exchange the Notes for certain cash and securities, as more
 --------------
particularly described in the Company's Registration Statement on Form S-4 (File No. 333-69464);

     WHEREAS, in connection with the Exchange Offer, the Company has requested that Holders of the Notes deliver their consents with respect to amendments of certain provisions of the Indenture;

     WHEREAS, Section 9.02 of the Indenture provides that, subject to certain restrictions, with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class, the Company, when authorized by a resolution of its Board of Directors, the Subsidiary Guarantors and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes;

     WHEREAS, the Holders of not less than a majority in principal amount of the Notes outstanding have duly consented to the proposed modifications set forth in this Supplemental Indenture in accordance with Section 9.02 of the Indenture;

     WHEREAS, in accordance with Section 9.02 of the Indenture, the Company has heretofore delivered or is delivering contemporaneously herewith to the Trustee
(i) a copy of resolutions of the Board of Directors of the Company, certified by the Secretary or an Assistant Secretary of the Company, authorizing the execution, delivery and performance of this Supplemental Indenture, and (ii) evidence of the written consent of the Holders referenced in the immediately preceding paragraph;

     WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make this Supplemental Indenture valid and binding have been complied with or have been done or performed; and

     NOW, THEREFORE, in consideration of the foregoing and notwithstanding any provision of the Indenture which, absent this Supplemental Indenture, might operate to limit such action, the parties hereto, intending to be legally bound hereby, agree as follows.

                                  ARTICLE ONE
                                  AMENDMENTS

     SECTION 1.01.

          (a) Deleted Sections and Article. Subject to Section 3.01 hereof, the Indenture is hereby amended by deleting in their entireties the current texts of the provisions of Sections 3.09, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 6.01 (c), (d),
     (e), (f), (g), (h) and (i), 6.03 and Article 5, and substituting for the texts of each of those provisions the words "This provision is intentionally omitted." Effective as of the date hereof, none of the Company, the Subsidiary Guarantors, the Trustee or other parties to or beneficiaries of the Indenture shall have any rights, obligations or liabilities under such deleted Sections or Article and such Sections and Article shall not be considered in determining whether a Default or Event of Default has occurred or whether the Company or any of the Subsidiary Guarantors has observed, performed or complied with the provisions of the Indenture.

          (b) Amended Definitions and Sections. Subject to Section 3.01 hereof, the following provisions of the Indenture are hereby amended as follows:

               (i) The following definitions in Section 1.01 of the Indenture are hereby amended to read in their entirety, respectively, as follows:

                    a. "Designated Senior Debt" means (i) any Indebtedness outstanding under the Credit Facility; (ii) any amounts due under the TROL Financing (whether or not deemed Indebtedness) and (iii) any other Senior Debt permitted under this Indenture the principal amount of which is $25 million or more and that has been designated by the Company as "Designated Senior Debt."

                     b. "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness or under the TROL Financing (whether or not deemed Indebtedness).

                     c. "Senior Debt" means (i) all Indebtedness outstanding under the Credit Facility, the Existing Indebtedness, the TROL Financing (whether or not deemed Indebtedness), all Hedging Obligations with respect to any of the foregoing, and, after a default has occurred and is continuing under the Credit Facility, all other Indebtedness arising from intercompany loans and advances owing by the Company or any of the Guarantors which constitutes part of the collateral security for the Credit Facility and such Hedging Obligations, including, without limitation, indebtedness evidenced by intercompany notes pledged or assigned in connection with the Credit Facility, (ii) any other Indebtedness permitted to be incurred by the Company or a Guarantor under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes and (iii) all Indebtedness outstanding under the 8% Senior Subordinated Convertible PIK Notes due 2006 of the Company and (iv) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (v) the 8 1/8% Senior Subordinated Notes due 2008 of the Company, (w) any liability for federal, state, local or other taxes owed or owing by the Company or a Guarantor, (x) any Indebtedness between or among the Company, any of its Subsidiaries or any of its other Affiliates, except to the extent such Indebtedness is within the scope of clause (i) above, (y) any trade payables or (z) any Indebtedness that is incurred in violation of this Indenture.

               (ii) The following definition is hereby added to Section 1.01, between the definitions therein of "Trading Day" and Trustee":

     "TROL Financing" means that certain Lease Agreement between the Company and First Security Bank, N.A., as Owner Trustee, dated December 17, 1998, the guarantees thereof by its Subsidiaries and related operative agreements, each as amended and modified from time to time.

               (iii) Section 4.02 is amended to delete the first paragraph thereof, and to change the first sentence of the second paragraph thereof to read in its entirety as follows: "The Company shall from time to time designate, and may from time to time change its designation of, one or more offices or agencies where the Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency."

               (iv) Section 6.01(a) is amended to change "30 days" to "90 days."

          SECTION 1.02. Deleted Definitions. Subject to Section 3.01 hereof, the Indenture is hereby amended by deleting any definitions from the Indenture with respect to which references would be eliminated as a result of the amendment of the Indenture pursuant to Section 1.01 hereof.

                                  ARTICLE TWO
                                    WAIVERS

          SECTION 2.01. Waiver of Defaults. Subject to Section 6.04 of the Indenture, effective as of the date hereof, any and all existing defaults, including but not limited to any resulting from the consummation of the Exchange Offer, are hereby waived.

                                 ARTICLE THREE
                                 MISCELLANEOUS

          SECTION 3.01. Terms to Remain in Effect. Except as waived or amended hereby, all of the terms of the Indenture shall remain and continue in full force and effect and are hereby confirmed in all respects. From and after the date of this Supplemental Indenture, all references to the Indenture (whether in the Indenture or in any other agreements, documents or instruments) shall be deemed to be references to the Indenture as amended and supplemented by this Supplemental Indenture. On the date the tenders of Notes pursuant to the Exchange Offer are accepted for payment this Supplemental Indenture will become operative as of the date hereof.

          SECTION 3.02. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          SECTION 3.03. Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall constitute but one and the same instrument.

          SECTION 3.04. Trustee Not Liable. The recitals contained herein shall be taken as the statement of the Company, and the Trustee assumes no responsibility whatsoever for their correctness nor for the validity or sufficiency of this Supplemental Indenture or for the due execution hereof by the Company.

          SECTION 3.05. Trustee Entitled to Benefits. Subject to Article One hereof, in entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

                           (signature pages follow)

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the date first written above.

                              AVIATION SALES COMPANY


                              By:____________________________________
                              Name:__________________________________
                              Title:_________________________________

                              AVIATION SALES DISTRIBUTION SERVICES COMPANY f/k/a AVIATION SALES OPERATING COMPANY

                              By:____________________________________
                              Name:__________________________________
                              Title:_________________________________

                              AVIATION SALES LEASING COMPANY

                              By:____________________________________
                              Name:__________________________________
                              Title:_________________________________

                              AVIATION SALES FINANCE COMPANY

                              By:____________________________________
                              Name:__________________________________
                              Title:_________________________________

                              AVS/M-1, INC. f/k/a AVIATION SALES MANUFACTURING COMPANY

                              By:____________________________________
                              Name:__________________________________
                              Title:_________________________________

                              AVS/M-2, INC. f/k/a AVS/KRATZ-WILDE MACHINE
                              COMPANY

                              By:____________________________________
                              Name:__________________________________
                              Title:_________________________________

                              AEROCELL STRUCTURES, INC.

                              By:____________________________________
                              Name:__________________________________
                              Title:_________________________________

                              AVS/M-3, INC. f/k/a APEX MANUFACTURING, INC.

                              By:____________________________________
                              Name:__________________________________
                              Title:_________________________________

                              AVIATION SALES MAINTENANCE, REPAIR & OVERHAUL COMPANY

                              By:____________________________________
                              Name:__________________________________
                              Title:_________________________________

                              AVIATION SALES PROPERTY MANAGEMENT COMPANY

                              By:____________________________________
                              Name:__________________________________
                              Title:_________________________________

                              TIMCO ENGINE CENTER, INC.

                              By:____________________________________
                              Name:__________________________________
                              Title:_________________________________

                              WHITEHALL CORPORATION

                              By:____________________________________
                              Name:__________________________________
                              Title:_________________________________

                              TRIAD INTERNATIONAL MAINTENANCE CORPORATION

                              By:____________________________________
                              Name:__________________________________
                              Title:_________________________________

                              AVS/CAI, INC. f/k/a CARIBE AVIATION, INC.

                              By:____________________________________
                              Name:__________________________________
                              Title:_________________________________

                              AIRCRAFT INTERIOR DESIGN, INC.

                              By:____________________________________
                              Name:__________________________________
                              Title:_________________________________

                              AERO HUSHKIT CORPORATION

                              By:____________________________________
                              Name:__________________________________
                              Title:_________________________________

                              HYDROSCIENCE, INC.

                              By:____________________________________
                              Name:__________________________________
                              Title:_________________________________

                              TIMCO ENGINEERED SYSTEMS, INC.

                              By:____________________________________
                              Name:__________________________________
                              Title:_________________________________

                              AVSRE, L.P.

                              By:____________________________________
                              Name:__________________________________
                              Title:_________________________________

                              AVIATION SALES SPS I, INC.

                              By:____________________________________
                              Name:__________________________________
                              Title:_________________________________

SUNTRUST BANK, as Trustee

By:______________________________
Name:____________________________
Title:___________________________

Attest:

_________________________________
Authorized Signatory